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                                                                     Exhibit 4.3

         REGISTRATION RIGHTS AGREEMENT effective as of March 6, 2000 between ABGENIX, INC., a Delaware corporation ("ABX"), having a place of business at 7601 Dumbarton Circle, Fremont, California 94555, and MILLENNIUM
PHARMACEUTICALS, INC., a Delaware corporation ("Millennium"), having a place of business at 75 Sidney Street, Cambridge, Massachusetts 02139.


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1.       REGISTRATION OF SHARES. Subject to reasonable cooperation by ABX, within 10 days after each payment due date under Section 6.1 at which Millennium elects to effect payment with Registrable Securities (20 days in the case of the payment due date specified in Section 6.1.1), Millennium shall file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 (the "Registration Statement") covering the resale to the public by ABX of such Registrable Securities. Millennium shall use its best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable. Millennium shall cause the Registration Statement to remain effective for a period of six (6) months (subject to extension pursuant to Section 3 hereof) or until such earlier time as all of the Registrable Securities shall have been sold pursuant thereto. The Registration Statement shall not cover any securities other than the Registrable Securities unless (a) otherwise agreed to by ABX or (b) Millennium is otherwise required to include shares of Common Stock or other securities held by third parties pursuant to existing and future contractual commitments of Millennium.

2.       REGISTRATION PROCEDURES.

         (a) In connection with the filing by Millennium of each Registration Statement, Millennium shall:

         (1) before filing with the SEC the Registration Statement, furnish to ABX and its counsel a draft thereof and provide them with a reasonable opportunity for review thereof and comment thereon, such review to be conducted and such comments to be delivered with reasonable promptness;

         (2) promptly (A) notify ABX of the filing and effectiveness thereof, of the receipt of any comments from the SEC or any state securities law authorities with respect thereto, of any oral or written stop order with respect thereto, and of any suspension of the registration or qualification of the Registrable Securities in any jurisdiction or any initiation or threatening of any proceedings with respect to the foregoing, and (B) use its reasonable efforts to obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

         (3) furnish to ABX a conformed copy of the Registration Statement and each amendment and supplement thereto (in each case, including all exhibits thereto and documents


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incorporated by reference therein) and such additional number of copies of such
Registration Statement, each amendment and supplement thereto, the prospectus (including each preliminary prospectus) included in the Registration Statement and prospectus supplements and all exhibits thereto and documents incorporated by reference therein and such other documents as ABX may reasonably request in order to facilitate the disposition of the Registrable Securities;

         (4) if requested by ABX, subject to approval of counsel to Millennium, promptly incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information concerning the plan of distribution of the Registrable Securities as ABX reasonably shall furnish to Millennium in writing and request be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably possible after being notified of the matters to be incorporated therein;

         (5) notify ABX, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act other than during a Blackout Period (as defined below), upon the discovery that, or of the happening of any event as a result of which, the Registration Statement as then in effect contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and promptly prepare and furnish to ABX a supplement or amendment to the prospectus contained in the Registration Statement so that the Registration Statement shall not, and such prospectus as thereafter delivered to the purchaser of Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

         (6) cause all of the Registrable Securities to be listed on each securities exchange and included in each Trading Market on which or through which the securities of the same class of Millennium are then listed or traded; and

         (7) make generally available to its security holders as soon as practicable (but in any event not later than 90 days following the end of the 12-month period beginning at the end of the fiscal quarter during which the effective date of the Registration Statement occurs) an earnings statement (which need not be audited) of Millennium and its subsidiaries complying with
Section 11(a) of the Securities Act or Rule 158 promulgated by the SEC under the Securities Act.

         (b) Millennium shall use its best efforts to register or qualify the Registrable Securities covered by the Registration Statement under the securities laws of each state of the


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United States; provided, however, that Millennium shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

         (c) If Millennium has delivered preliminary or final prospectuses to ABX and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, Millennium shall promptly notify ABX and, if requested by Millennium, ABX shall immediately cease making offers or sales of shares under the Registration Statement and return all prospectuses to Millennium. Millennium shall promptly provide ABX with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, ABX shall be free to resume making offers and sales under the Registration Statement.

         (d) Millennium shall pay the expenses incurred by it in complying with its obligations under this Section 2, including all registration and filing fees, exchange listing fees, blue sky fees and expenses, printing expenses, fees and expenses of its counsel, and fees and expenses of its accountants, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by ABX in connection with sales under the Registration Statement and
(ii) the fees and expenses of any counsel retained by ABX.

3.       LIMITATIONS ON REGISTRATION RIGHTS.

         Millennium may, by written notice to ABX, (i) delay the filing or effectiveness of a Registration Statement or (ii) suspend a Registration Statement after effectiveness and require that ABX immediately cease sales of shares pursuant to such Registration Statement, in either case for a reasonable period of time (a "Blackout Period"), in the event that (A) Millennium files a registration statement (other than a registration statement on Form S-4, Form S-8 or their respective successor forms) with the SEC for a primary public offering of its equity securities or securities convertible into or exercisable for equity securities or (B) Millennium is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that Millennium desires to keep confidential for business reasons, if Millennium determines in good faith that the public disclosure requirements imposed on Millennium under the Securities Act of 1933, as amended (the "Securities Act") in connection with such Registration Statement would require disclosure of such activity, transaction, preparations or negotiations.

         If Millennium delays or suspends a Registration Statement or requires ABX to cease sales of shares pursuant to paragraph (a) above, Millennium shall, as promptly as practicable


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following the termination of the circumstance which entitled Millennium to do so, take such actions as may be necessary to file or reinstate the effectiveness of such Registration Statement and/or give written notice to ABX authorizing it to resume sales pursuant to such Registration Statement. If as a result thereof the prospectus included in a Registration Statement has been amended to comply with the requirements of the Securities Act, Millennium shall enclose such revised prospectus with the notice to ABX given pursuant to this paragraph (b), and ABX shall make no offers or sales of shares pursuant to such Registration Statement other than by means of such revised prospectus.

         Notwithstanding anything herein to the contrary, the aggregate number of days included in any Blackout Periods with respect to each Registration Statement shall not exceed 60 days, and the period of time that Millennium is obligated to cause such Registration Statement to remain effective under Section 1 hereof shall be extended for a period of time equal to the number of days included in such Blackout Periods.

4.       REQUIREMENTS OF ABX.

         (a) Millennium shall not be required to include any Registrable Securities in the Registration Statement unless ABX furnishes to Millennium in writing such information regarding it and the proposed sale of Registrable Securities by ABX as Millennium may reasonably request in writing in connection with the Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities.

         (b) ABX agrees to effect all sales of Registrable Securities through a registered broker-dealer. ABX hereby covenants to promptly report to Millennium in writing any sales made pursuant to the Registration Statement.

5.       INDEMNIFICATION.

         (a) Millennium will indemnify and hold harmless ABX, its officers, directors, employees and agents and each person who controls ABX within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse ABX and each such officer, director, employee,


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agent and controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or the Registration Statement or any such prospectus as from time to time amended or supplemented by Millennium), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by Millennium of the Securities Act or any rule or regulations promulgated under the Securities Act or any state securities laws applicable to Millennium and relating to action or inaction required of Millennium in connection with such registration. Notwithstanding the foregoing, Millennium shall have no obligation to indemnify ABX if: (i) such untrue statement or omission was made in such Registration Statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to Millennium in connection therewith by ABX expressly for use therein, or (ii) such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus copies of which were delivered to ABX on a timely basis, and ABX failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

         (b) ABX will indemnify and hold harmless Millennium, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the Registration Statement and each person, if any, who controls Millennium within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities law or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse Millennium and each such director, officer, or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement of a material fact contained in the Registration Statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the Registration Statement or any such prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only to the extent that such statement or omission was made in reliance upon and in conformity with information furnished in writing to Millennium in connection therewith by ABX expressly for use therein. Notwithstanding the foregoing, the liability of ABX under this paragraph (b) shall not exceed the proceeds received by ABX from the sale of Registrable Securities pursuant to the Registration Statement.


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         (c) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which Millennium or ABX makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section 5 provides for indemnification, in such case, then Millennium and ABX will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of Millennium on the one hand and of ABX on the other in connection with the statements or omission which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or, if the allocation provided herein is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by Millennium and ABX from the offering of the securities covered by such Registration Statement. The relative fault of Millennium on the one hand and of ABX on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Millennium on the one hand or by ABX on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (i) ABX will not be required to contribute any amount in excess of the proceeds received by ABX from the sale of Registrable Securities offered by it pursuant to the Registration Statement; and
(ii) no person or entity guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         (d) Each person entitled to indemnification under this Section 5 (an "Indemnitee") shall give notice to the party required to provide indemnification (the "Indemnitor") promptly after such Indemnitee has actual knowledge of any claim as to which indemnity may be sought, and the Indemnitor shall assume the defense of any such claim and any litigation resulting therefrom, including the employment of counsel selected by the Indemnitor (and reasonably acceptable to the Indemnitee) and shall assume the payment of all expenses. The Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except that the Indemnitor shall pay the fees and expenses of such counsel if counsel retained by the Indemnitor reasonably determines that dual representation would be inadvisable due to actual or potential differing interests between the parties. The failure of any Indemnitee to give notice as provided herein shall not relieve the Indemnitor of its obligations under this Section 5.3.5 except to the extent the Indemnitor is materially prejudiced thereby. The Indemnitor shall not be liable for any settlement of any such action or proceedings effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnitor shall indemnify and hold harmless such Indemnitee from and against any loss or liability (to the extent stated above) by


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reason of such settlement or judgment. Each Indemnitee shall furnish such information regarding itself or the claim in question as an Indemnitor may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

6. LEGENDS . Each certificate representing Registrable Securities initially shall bear a legend substantially in the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated, other than to a wholly-owned subsidiary of the holder or pursuant to Rule 144 under such Act, unless and until such shares are registered under such Act or an opinion of counsel satisfactory to Millennium Pharmaceuticals, Inc. is obtained to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any Registrable Securities, at the request of the holder thereof, at such time as they become (a) subject to a Registration Statement declared effective under the Securities Act, or (b) eligible for resale pursuant to Rule 144(k) under the Securities Act.

7. RULE 144 INFORMATION. With a view to making available to ABX the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit ABX to sell Registrable Securities to the public without registration, Millennium agrees that it shall, at all times from the date hereof until all of the Registrable Securities shall have been sold by
ABX:

         (a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144 under the Securities Act;

         (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required to be filed by Millennium under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and


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         (c) furnish to ABX, promptly upon request, a written statement by
Millennium as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Millennium, and such other reports and documents of Millennium and other information in the possession of or reasonably obtainable by Millennium as ABX may reasonably request in availing itself of any rule or regulation of the SEC allowing ABX to sell any such securities without registration.


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